Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Symbotic Inc. (f/k/a SVF Investment Corp. 3) on Amendment 1 to Form S-1 (File No. 333-265906) of our report dated March 23, 2022, which includes an explanatory paragraph as to SVF Investment Corp. 3’s ability to continue as going concern, with respect to our audits of the consolidated financial statements of SVF Investment Corp. 3 as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and the period from December 11, 2020 (inception) through December 31, 2020, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on June 7, 2022 and accordingly we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

New York, NY

July 19, 2022